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CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 12 to Registration Statement No. 33-59004 of Morgan Stanley Global Dividend Growth Securities, formerly Morgan Stanley Dean Witter Global Dividend Growth Securities, on Form N-1A of our report dated May 13, 2002, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.


Deloitte & Touche LLP
New York, New York
May 24, 2002